Exhibit 99.1

VERRA MOBILITY announces closing of SENIOR NOTES OFFERING and refinancing of CREDIT facility

MESA, Ariz., March 26, 2021 /PRNewswire/ -- Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, today announced that it has completed its offering of 5.5 percent $350 million Senior Unsecured Notes due 2029 (the "Notes") and refinanced its existing 2018 credit agreement (as amended, the "Credit Agreement") with a new $650 million first lien term loan bearing an interest rate of the London Interbank Offered Rate ("LIBOR") plus 3.25 percent, which matures in 2028.

Verra Mobility used the net proceeds from the offering, together with the proceeds of term loans incurred pursuant to an amendment and restatement agreement (the "Restatement Agreement"), to amend its First Lien Term Credit Agreement dated March 2018 and refinance all of its outstanding term loans, together with all accrued and unpaid interest, incurred pursuant to the Credit Agreement and intends to use the remainder of the net proceeds, together with cash on hand, to fund the purchase price for the previously announced acquisition of Redflex Holdings Limited, pay fees and expenses in connection with the refinancing and offering, and for general corporate purposes.

The Notes were offered in a private placement and sold only to persons reasonably believed to be "qualified institutional buyers" in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Statements in this press release regarding the private offering of Notes shall not constitute an offer to sell or a solicitation of an offer to buy any such Notes.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments, and school districts across North America operating thousands of red-light, speed, bus lane, and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company's strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2021 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Verra Mobility. The

forward-looking statements herein represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Investor Relations Contacts

Sajid Daudi

Investor Relations at Verra Mobility
480-596-2050

Marc P. Griffin
ICR, Inc., for Verra Mobility
646-277-1290
IR@verramobility.com